Working Capital Loan Agreement

Borrower : Shanghai Vomart Auto Parts Co.,  Ltd. (hereinafter referred to as Party A)

Lender : YBM Group China Co.,  Ltd.  ( hereinafter referred to as Party B)

In order to clarify responsibility and to maintain good credit, Party A and Party B, through mutual consultations, hereby have entered the following contract (“Contract”):

Article I  Loan amount and usage

Party A, currently in its marketing development and expansion period, lacks sufficient funds, and hereby A applies for loan from Party B. Party B agrees to provide Party A with loans with a total amount no more than RMB 50 million as Party A’s working capital turnover.

Article II. Term of loan

The term of loan in this contract is three years.

Article III  Loan method

Party A shall file an application for each loan. Upon Party B’s examination and approval, Party B shall transfer the loan amount to Party A’s designated account.

Article IV  Loan  interest

All loans under the Contract  are interest-free.

This contract shall take effect after being signed or sealed by both parties. It shall expire automatically upon being paid off by Party A.

This contract is in duplicate. One for Party A and one for Party B.

Borrower (seal): Shanghai Vomart Auto Parts Co., Ltd.

Date: May 10, 2008

Lender (seal): YBM Group China Co., Ltd.

Date: May 10, 2008